WRITTEN CONSENT
OF
THE BOARD OF DIRECTORS
OF
CORPORATE RESOURCE SERVICES, INC.

-----------------------------------------------------

Pursuant to Section 141(f) of the Delaware
General Company Law

------------------------------------------------------

April 1, 2013

The undersigned, being all of the members of the Board of Directors (the “Board”) of Corporate Resource Services, Inc., a Delaware corporation (the “Company”), acting without a meeting pursuant to Section 141(f) of the Delaware General Company Law, do hereby take the following actions and consent to the adoption of the following resolutions:

Appointment of New Director

WHEREAS, pursuant to Article VI of the Company’s by-laws, the Board has the power to fill vacancies on the Board created by newly created directorships;

WHEREAS, the Company wishes to revise the Bylaws with respect to the board size by allowing the number of directors to be from 1 to 8 until changed by future resolution;

WHEREAS, the Corporation wishes to establish the current board at eight directors, and appoint an additional director,

RESOLVED, that the Board does hereby fix the number of directors of the Company at eight (8) until changed by future resolution;

RESOLVED FURTHER, that the Board consist of seven directors until changed by future resolution;

RESOLVED FURTHER, that the following additional director be appointed to the Company’s Board, to serve immediately and until his successor is elected and duly qualified: Thomas Clarke.

RESOLVED FURTHER, that each of the aforesaid resolutions adopted and approved by the Board of Directors be deemed adopted and approved on April 1, 2013 and that copies of the consent be filed with the corporate records;

2293096.1

This Consent may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

2293096.1

IN WITNESS WHEREOF, the undersigned, being all of the directors of the Company, do hereby consent to the foregoing action as of the date first written above.

/s/ Joseph Cassera
Joseph Cassera

/s/ Robert Cassera
Robert Cassera

/s/ John P. Messina
John P. Messina

/s/ Anthony Polemeni
Anthony Polemeni

/s/ James Altucher
James Altucher

/s/ James   Foley______________________________

James Foley

/s/ Larry Melby

Larry Melby

Signature Page to the Consent of the Board of Corporate Resource Services, Inc.